                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Investment Grade Portfolio (BBB Quality or Better), Intermediate Term Series, Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-57547 of our opinion dated September 12, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 31, 1996